Exhibit 10.27

Iomega 2006 Profit Sharing and IBP Programs

Background for Plans

•	For Fiscal Year 2006, the Board of Directors has recognized the need to provide an incentive to employees to facilitate the goal to return the company to sustained profitability and instill a culture individual accountability.

•	The Board of Directors further recognized:

•	Contractual agreements with many employees to provide bonus metrics each fiscal year, and

•	Potential employee retention & morale improvements related to a bonus incentive opportunity based on individual contributions to corporate objectives as well as unified corporate goals

2006 IBP Program

Plan Structure:

•	75% of bonus based on annual corporate metrics (paid annually)

•	Executive plan participants are weighted 100% on corporate metrics. Budget compliance by a participant is a threshold requirement for any payout.

•	Corporate participants are weighted 50% on corporate-wide metrics based on operating earnings; Regional participants are weighted 25% on corporate-wide metrics and 25% on regional specific metrics both based on operating earnings

•	Calculation formula

•	First payout level is 80% of target bonus for 80% metric achievement

•	100% payout level is reached at 100% metric achievement

•	The maximum payout is 200% of target bonus payout if established metrics are reached

•	25% of bonus based on Key Performance Indicator’s (KPIs) set and measured for the 2nd Half of 2006.

•	KPIs are scored and weighted with a range of payout from zero to a maximum 150%

•	KPI portion of the IBP can payout as long as the corporation is profitable (including cost of KPI payout) in the KPI period

2006 Profit Sharing Program

Plan Structure:

•	Q1 and Q2 plan based on stand alone quarterly corporate metrics (no region metrics/targets)

•	Q3 and Q4 regional metrics will be included. Regional participants plan is based 50% on corporate targets and 50% on regional targets

•	Calculation formula

•	First payout level is 80% of target bonus for 80% metric achievement

•	100% payout level is reached at 100% metric achievement

•	The maximum payout is 200% of target bonus payout if established metrics are reached

Administrative Details

•	Payout calculations will occur upon the official close of the:

•	Quarter for the Profit Sharing Program with any payments occurring by the first payroll of the 2nd month of the following quarter

•	Fiscal year for the annual corporate objectives with any payments generally occurring in early February

•	Operating income calculations will exclude extraordinary events, as determined by the sole discretion of the Compensation Committee.

•	Regional payout can occur if corporate results are profitable